Exhibit 4.57

THE SYMBOL “[    ]” DENOTES PLACES WHERE CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL, AND (ii) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

Loan Agreement

This Loan Agreement (the “Agreement”) is entered into by and between the following Parties on Nov. 29, 2021 in Beijing, People’s Republic of China (the “PRC”):

(1) Tencent Music (Beijing) Co., Ltd. (the “Lender”), a wholly foreign-owned enterprise incorporated and existing under the laws of the PRC, with its registered address at Room 303, 3rd Floor of 101, -2nd to 8th Floor, No.7 Building, East Tianchen Road, Chaoyang District, Beijing;

(2) Luo Yueting (the “Borrower”), a Chinese citizen with Identification No. [                 ].

The Lender and the Borrower shall hereinafter be referred to as a “Party” respectively and as the “Parties” collectively.

Whereas:

1.

As of the date of this Agreement, the Borrower, a limited partner, holds 19.9999% partnership property shares in Beijing Shangqin Culture Management Partnership (Limited Partnership) (the “Target”). All the existing and future partnership property shares the Borrower holds in the Target are referred to as the “Borrower’s Partnership Interest”;

2.	The Lender agrees to provide a loan in the amount of RMB 199,999 to the Borrower for the purposes as specified in this Agreement.

Upon friendly negotiation, the Parties have reached the following agreements for their mutual compliance:

1	Loan

1.1

The Lender agrees to provide a loan in the amount of RMB 199,999 to the Borrower in accordance with the terms hereof (the “Loan”). During the term of this Agreement, the Lender shall provide to the Borrower the respective amounts within one (1) month upon receipt of the notice by the Borrower requesting the provision of all or part of the Loan. The Loan shall be a long-term loan. During the term of the Loan, if any of the following events occurs, the Lender shall repay the Loan immediately in advance:

1.1.1	30 days after the Borrower’s receipt of the written notice by the Lender requesting the repayment of the Loan;

1.1.2	the Borrower dies or becomes a person without capacity or with limited capacity for civil acts;

1.1.3	the Borrower is no longer the partner/shareholder of the Target or its affiliates, or resigns from the Lender, the Target or its affiliates, regardless of the reasons thereof;

1.1.4	the Borrower commits a crime or is involved in a crime;

1.1.5

according to the applicable PRC laws, the foreigners may invest in the existing major business of the Target in a manner of controlling or wholly owned shareholding and the relevant authorities in PRC begin to approve such business, and the Lender decides to exercise its right of exclusive option in accordance with the Exclusive Option Agreement (together with its amendments from time to time, the “Exclusive Option Agreement”) to which it is a party.

1.2	The Loan by the Lender under this Agreement only applies to the Borrower herself, not her successors or assignees.

1.3

The Borrower agrees to accept the aforesaid loan provided by the Lender, and hereby agrees and warranties to use the Loan to pay for her investment or increase in the contribution amount of the Target or the working capital of the Target. Unless with prior written consent of the Lender, the Borrower will not use the Loan for any other purpose.

1.4

The Lender and the Borrower hereby agree and confirm that the Borrower may repay the loan only by the following methods as required by the Lender: according to the Lender’s right to purchase the Borrower’s Partnership Interest under the Exclusive Option Agreement, transfer the Borrower’s Partnership Interest to the Lender or any person (legal person or individual) as designated by the Lender, and use any proceeds obtained through the transfer of the Borrower’s Partnership Interest (to the extent as permitted) to repay the Loan in accordance with this Agreement to the Lender in the method as designated by the Lender.

1.5

The Lender and the Borrower hereby agree and confirm that, to the extent as permitted by the applicable laws, the Lender shall be entitled to, but not be obliged to, purchase or designate any person (legal person or individual) to purchase all or part of the Borrower’s Partnership Interest at any time, at a price as specified in the Exclusive Option Agreement.

1.6

The Borrower also warranties to execute an irrevocable power of attorney (together with its amendments from time to time, the “Power of Attorney”), which authorizes the Lender or a legal person or an individual as designated by the Lender to exercise all her rights as a partner in the Target.

1.7

The Loan under this Agreement will be deemed as an interest-free loan if the price to transfer the Borrower’s Partnership Interest from the Borrower to the Lender or any person as designated by the Lender is equal to or less than the amount of the Loan under this Agreement. However, if such transfer price exceeds the amount of the Loan under this Agreement, the exceeding amount will be deemed as the interest upon the Loan under this Agreement and repaid to the Lender from the Borrower.

2	Representations and Warranties

2.1	The Lender represents and warrants to the Borrower that from the date of this Agreement until termination hereof:

2.1.1	it is a company duly incorporated and validly existing under the PRC laws;

2.1.2

it has the power to execute and perform this Agreement. Its execution and performance of this Agreement are in compliance with its business scope, articles of association or other organizational documents, and it has received all approvals and authorities necessary and appropriate to execute and perform this Agreement; and

2.1.3	this Agreement, once executed, becomes legal, valid and enforceable obligations upon the Lender.

2.2	The Borrower represents and warrants that from the date of this Agreement until termination hereof:

2.2.1	the Borrower has the power to execute and perform this Agreement, and has received all approvals and authorities necessary and appropriate to execute and perform this Agreement;

2.2.2	this Agreement, once executed, becomes legal, valid and enforceable obligations upon the Borrower; and

2.2.3	there is no existing or potential dispute, suit, arbitration, administrative proceeding or any other legal proceeding in which the Borrower is involved.

3	Covenants from the Borrower

3.1	The Borrower covenants in her capacity as the partner of the Target that during the term of this Agreement she will procure the Target:

3.1.1

to strictly comply with the provisions of the Exclusive Option Agreement and the exclusive business cooperation agreement (together with its amendments from time to time, the “Exclusive Business Cooperation Agreement”) to which the Target is a party, and to refrain from any action/omission that may affect the effectiveness and enforceability thereof;

3.1.2

to execute any contract or agreement regarding the business cooperation with the Lender (or any party as designated by the Lender) upon the request of the Lender (or any party as designated by the Lender), and to ensure the strict performance of such contract agreement;

3.1.3	to provide to the Lender any and all information regarding its operations and financial conditions upon the request of the Lender;

3.1.4	to immediately notify the Lender of any actual or potential litigation, arbitration or administrative proceeding regarding its assets, business and income;

3.1.5

to appoint any person as nominated by the Lender to be managing partner of the Target and its appointed representative or other person authorized to conduct partnership affairs upon the request of the Lender.

3.2	The Borrower covenants during the term of this Agreement:

3.2.1

to procure, at her best efforts, the Target to conduct its major business, manage operation of subsidiary companies. The specific business scope shall be subject to the business license and the agreement between the Borrower, the Target and the Lender;

3.2.2

to strictly comply with the provisions of this Agreement, the Power of Attorney, the Partnership Interest Pledge Agreement (together with its amendments from time to time, the “Partnership Interest Pledge Agreement”) and the Exclusive Option Agreement to which she is a party, perform the obligations thereunder, and to refrain from any action/omission that may affect the effectiveness and enforceability thereof;

3.2.3

except as provided under the Partnership Interest Pledge Agreement, not to sell, transfer, pledge or otherwise dispose any legal or beneficial interest of the Borrower’s Partnership Interest, or allow creation of any other security interests thereupon;

3.2.4

to procure all the partners of the Target and their appointed representatives not to approve any sale, transfer, pledge or otherwise disposal of any legal or beneficial interest of the Borrower’s Partnership Interest or the Target’s assets, or creation of any other security interests thereupon without prior written consent from the Lender, except to the Lender or its designated person;

3.2.5	to procure all the partners of the Target not to approve its merger or association with, or acquisition of or investment in any person without prior written consent from the Lender;

3.2.6	to immediately notify the Lender of any actual or potential litigation, arbitration or administrative proceeding regarding the Borrower’s Partnership Interest;

3.2.7	to execute any document, conduct any action, and make any claim or defense, necessary or appropriate to maintain her ownership of the Borrower’s Partnership Interest;

3.2.8	not to make any act and/or omission which may affect any asset, business or liability of the Target without prior written consent from the Lender;

3.2.9	to appoint any person as nominated by the Lender to the board of the Target upon the request of the Lender;

3.2.10

to the extent as permitted under the PRC laws and upon the request of the Lender at any time, to transfer unconditionally and immediately the Borrower’s Partnership Interest to the Lender or any person as designated by it, and procure any other partner of the Target to waive the right of first refusal regarding such transfer of partnership interest under this Section;

3.2.11

to the extent permitted under the PRC laws and upon the request of the Lender at any time, to procure any other partner of the Target to transfer unconditionally and immediately all the partnership interest owned by such partner to the Lender or any person as designated by it, and the Borrower hereby waives her right of first refusal regarding such transfer of partnership interest under this Section;

3.2.12

if the Lender purchases the Borrower’s Partnership Interest from the Borrower pursuant to the Exclusive Option Agreement, to use the consideration of such purchase to repay the Loan to the Lender on priority; and

3.2.13

not to supplement, revise or amend its articles of association in any way, increase or decrease its contribution amount, or change its contribution structure in any way without prior written consent from the Lender.

4	Default Liabilities

4.1

In the event that the Borrower materially breaches any provision under this Agreement, the Lender is entitled to terminate this Agreement and claim damages from the Borrower; this Section 4.1 shall not preclude any other rights entitled to the Lender as provided under this Agreement.

4.2	The Borrower may not terminate or cancel this Agreement in any event unless otherwise provided under the laws.

4.3

If the Borrower fails to repay the Loan pursuant to the terms under this Agreement, she will be liable for a penalty interest accrued upon the amount due and payable at a daily interest rate of 1%oo until the Loan as well as any penalty interest and any other amount accrued thereupon are fully repaid by the Borrower.

5	Notices

5.1

All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, or by a commercial courier service, or by facsimile transmission to the designated address of such party as listed below. A confirmation copy of each notice shall also be sent by E-mail. The dates on which notices shall be deemed to have been effectively delivered shall be determined as follows:

5.1.1	Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively delivered upon the delivery.

5.1.2	Notices given by facsimile transmission shall be deemed effectively delivered on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

5.2	For the purpose of notification, the addresses of the Parties are as follows:

The Lender: Tencent Music (Beijing) Co., Ltd.

Address: 5th Floor, South District, National Convention Center, No. 7,

Tianchen East Road, Chaoyang District, Beijing

Attention: TME Legal Management Department—Investment and M&A

Email:    [ ]

The Borrower: Luo Yueting

Address: 5th Floor, South District, National Convention Center, No. 7, Tianchen East Road, Chaoyang District, Beijing

Email:    [ ]

5.3	Each Party may at any time change its address for notices by delivering a notice to the other Party in accordance with this Section.

6	Confidentiality

The Parties acknowledge and confirm that the terms of this Agreement and any oral or written information exchanged among the Parties in connection with the preparation and performance of this Agreement are regarded as confidential information. Each Party shall keep all such confidential information confidential, and shall not, without prior written consent of the other Party, disclose any confidential information to any third parties, except for information: (a) that is or will be available to the public (other than through the unauthorized disclosure to the public by the Party receiving confidential information); (b) that is required to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) that is disclosed by any Party to its shareholders, partners and their appointed representatives, directors, employees, legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such shareholders, partners and their appointed representatives, directors, employees, legal counsels or financial advisors shall be bound by the confidentiality obligations similar to the terms set forth in this Section. Disclosure of any confidential information by the shareholders, partners and their appointed representatives, directors, employees or entities engaged by any Party shall be deemed as disclosure of such confidential information by such Party, which Party shall be held liable for breach of contract.

7	Governing Law and Disputes Resolution

7.1	The execution, effectiveness, interpretation, performance, amendment and termination of this Agreement and the resolution of any disputes hereunder shall be governed by the PRC laws.

7.2

Any disputes arising in connection with the implementation and performance of this Agreement shall be settled through friendly consultations among the Parties, and where such disputes are still unsolved within thirty (30) days upon issuance of the written notice by one Party to the other Party for consultations, such disputes shall be submitted by either Party to the China International Economic and Trade Arbitration Commission for arbitration in accordance with its then effective arbitration rules. The arbitration shall take place in Beijing. The arbitration award shall be final and binding upon all the Parties.

7.3

Upon the occurrence of any disputes arising from the interpretation and performance of this Agreement or during the pending arbitration of any disputes, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective rights and perform their respective obligations hereunder.

8	Miscellaneous

8.1	This Agreement shall be effective as of the date of its execution and expire until the Parties have performed their respective obligations under this Agreement.

8.2	This Agreement is written in Chinese in two (2) originals, with each of the Lender and the Borrower holding one original.

8.3	The Parties may amend and supplement this Agreement in writing. Any amendment and/or supplement to this Agreement by the Parties is an integral part of and has the same effect with this Agreement.

8.4

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

8.5	The attachment to this Agreement (if any) is an integral part of and has the same effect with this Agreement.

8.6

Any obligation that occurs or becomes due under this Agreement prior to the expiry of this Agreement or early termination shall survive the expiration or early termination of this Agreement. The provisions under Section 4, Section 6, Section 7 and this Section 8.6 shall survive the termination of this Agreement.

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IN WITNESS HEREOF, the Parties have caused this Loan Agreement to be executed by their respective authorized representative on the date first above written.

The Lender: Tencent Music (Beijing) Co., Ltd.

/s/ Tencent Music (Beijing) Co., Ltd.

[Company Chop is affixed]

The Borrower: Luo Yueting

Signature: /s/ Luo Yueting

Signature Page of Loan Agreement between Tencent Music (Beijing) Co., Ltd. and Luo Yueting with respect to Beijing Shangqin Culture Management Partnership (Limited Partnership)